Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein. Baker & McKenzie LLP 300 East Randolph Street, Suite 5000 Chicago, IL 60601 United States Tel: +1 312 861 8000 Fax: +1 312 861 2899 www.bakermckenzie.com Asia Pacific Bangkok Beijing Brisbane Hanoi Ho Chi Minh City Hong Kong Jakarta Kuala Lumpur* Manila* Melbourne Seoul Shanghai Singapore Sydney Taipei Tokyo Yangon Europe, Middle East & Africa Abu Dhabi Almaty Amsterdam Antwerp Bahrain Baku Barcelona Berlin Brussels Budapest Cairo Casablanca Doha Dubai Dusseldorf Frankfurt/Main Geneva Istanbul Jeddah* Johannesburg Kyiv London Luxembourg Madrid Milan Moscow Munich Paris Prague Riyadh* Rome St. Petersburg Stockholm Vienna Warsaw Zurich The Americas Bogota Brasilia** Buenos Aires Caracas Chicago Dallas Guadalajara Houston Juarez Lima Mexico City Miami Monterrey New York Palo Alto Porto Alegre** Rio de Janeiro** San Francisco Santiago Sao Paulo** Tijuana Toronto Valencia Washington, DC * Associated Firm ** In cooperation with Trench, Rossi e Watanabe Advogados Exhibit 5.1 March 7, 2017 Physicians Realty Trust Physicians Realty L.P. 309 N. Water Street, Suite 500 Milwaukee, Wisconsin 53202 Re: Issuance of 4.300% Senior Notes Due 2027 by Physicians Realty L.P. Ladies and Gentlemen: We have acted as special counsel to Physicians Realty Trust, a Maryland real estate investment trust (the “Trust”), and Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Trust, the “Opinion Parties”), in connection with the issuance and sale by the Operating Partnership of $400,000,000 aggregate principal amount of its 4.300% Senior Notes due 2027 (the “Notes”), which are fully and unconditionally guaranteed by the Trust (the “Guarantee” and, together with the Notes, the “Securities”). The Securities were issued under that certain Indenture (the “Base Indenture”), entered into by and among the Opinion Parties and U.S. Bank National Association, as trustee (the “Trustee”) (filed as Exhibit 4.1 to the Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2017), as supplemented by that certain First Supplemental Indenture (the “Supplemental Indenture”), entered into by and among the Opinion Parties and the Trustee (filed as Exhibit 4.2 to the Form 8-K filed with the SEC on March 7, 2017) (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”). The Securities were offered and sold by the Operating Partnership pursuant to a registration statement (the “Registration Statement”) on Form S-3ASR filed with the Securities and Exchange Commission on February 24, 2017 (File No. 333-216214), as supplemented by that certain prospectus supplement dated March 2, 2017 (the “Prospectus Supplement”). We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the governing documents and agreements, as applicable, of each of the Opinion Parties, (ii) the Registration Statement and all exhibits thereto, (iii) the Prospectus Supplement, (iv) certain resolutions of the Board of Trustees of the Trust (the “Board of Trustees”) with respect to the Trust, and in the Trust’s capacity as the general partner of the Operating Partnership, (v) certain resolutions of the Finance Committee of the Board of Trustees with respect to the Trust, and in the Trust’s capacity as the general partner of the Operating Partnership, (vi) the Base Indenture, (vii) the

2 Supplemental Indenture, (viii) the form of global note representing the Notes and (ix) such other corporate records, agreements, documents, instruments and certificates or comparable documents of public officials and officers and representatives of the Opinion Parties as we have deemed necessary or appropriate for the expression of the opinions contained herein. In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deem reasonably necessary or appropriate, upon the representations and warranties of the Opinion Parties contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Opinion Parties and upon certificates of public officials. The opinions set forth below are subject to the following qualifications and exceptions: (a) The opinions expressed herein are subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, moratorium, and other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) standards of commercial reasonableness and good faith, (iv) public policy and (v) concepts of comity. (b) The opinions expressed herein are limited to the laws of the State of New York and the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”). The Base Indenture, the Supplemental Indenture, the Notes and the Guarantee are governed by the laws of the State of New York. Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when (a) the Securities have been duly established in conformity with the Base Indenture and the Supplemental Indenture and duly authenticated by the Trustee and (b) such Securities have been duly executed and delivered against payment therefor in accordance with the Base Indenture and the Supplemental Indenture and issued and sold as contemplated in the Registration Statement and the Prospectus Supplement, (i) the Notes will constitute valid and binding obligations of the Operating Partnership and (ii) the Trust’s Guarantee will constitute the valid and binding obligation of the Trust as to the Notes. We hereby consent to the filing of this opinion as an exhibit to the Opinion Parties’ Form 8-K dated March 7, 2017 and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement, which constitutes a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of

3 persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent change in the facts stated or assumed herein or any subsequent changes in applicable law. Very truly yours, /s/ Baker & McKenzie LLP BAKER & McKENZIE LLP